WE OWN AND OFFER

62mm (approx.) CSFB 04-1 Group 1, 30YR ALT-A

GROSS WAC:  ~6.11% (+/- 0.15%)

WAM:  356 (+/- 3 months)

WALTV:  Approx. 72%

FICO:   Approx. 715

CALIFORNIA: Approx. 46%

AVERAGE LOAN BALANCE:  Approx. $298,000

                                                    *Approx.41% Conforming

CASH-OUT REFI:  Approx. 34%

OWNER OCCUPIED:  Approx 90%

INV PROP:  Approx 7%

FULL DOC:  Approx 20%

SFD/PUD:  Approx 81%

3YRS OR GREATER PPY PEN:  Approx 14%

RATING: “Aaa/AAA” (by two rating agencies, to be determined)

ESTIMATED CREDIT SUPPORT: 6.50%

SETTLEMENT:  2/27/2004

All characteristics subject to +/- 15%

ALL NUMBERS APPROXIMATE

THE INFORMATION CONTAINED HEREIN WILL BE SUPERSEDED BY THE DESCRIPTION OF THE MO RTGAGE POOL CONTAINED IN THE PROSPECTUS SUPPLEMENT RELATING TO THE CERTIFICATES.

This information is being provided in response to your specific request for information.  The information has been prepared and furnished to you solely by CREDIT SUISSE FIRST BOSTON LLC (CSFB) and not the Issuer of the Securities or any of its affiliates.  The preliminary description of the underlying assets has not been independently verified by CSFB.  CSFB is not acting as agent for the Issuer or its affiliates in connection with the proposed transaction.  All information contained herein is preliminary, limited in nature and subject to completion or amendment.  CSFB makes no representation that the above referenced security will actually perform as described in any scenario.  The above analysis alone is not intended to be a prospectus and any investment decision with respect to the security should be made by you based solely upon the information contained in the final prospectus.  Under no circumstances shall the information presented constitute an offer to sell or solicitation of an offer to buy nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction.  The securities may not be sold nor may an offer to buy be accepted prior to the delivery of a final prospectus relating to the securities.